                                                               EXHIBIT 99.16(c)

 Merrill Lynch Massachusetts Municipal Bond Fund of Merrill Lynch Multi-State
                       Municipal Series Trust - Class C
                              10/21/94 - 7/31/95

                                                Since            Since
                                              Inception        Inception
                                            Average Annual       Total
                                             Total Return       Return*
                                             ------------    -----------
Initial Investment                              $1,000.00      $1,000.00

Divided by Net Asset Value                          10.03          10.03
                                             ------------    -----------
Equals Shares Purchased                            99.701         99.701

Plus Shares Acquired through
 Dividend Reinvestment                              3.571          3.571
                                             ------------    -----------
Equals Shares Held at 7/31/95                     103.272        103.272

Multiplied by Net Asset Value at 7/31/95            10.47          10.47
                                             ------------    -----------
Equals Ending Value before deduction for
 contingent deferred sales charge                1,081.26       1,081.26

Less deferred sales charge                         (10.00)          0.00
                                             ------------    -----------
Equals Ending Redeemable Value at
$1000 Investment (ERV) at 7/31/95                1,071.26       1,081.26
                                             ------------    -----------

Divided by $1,000 (P)                              1.0713         1.0813

Subtract 1                                         0.0713         0.0813

Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)           7.13%
                                             ============

Expressed as a percentage equals the
 Aggregate Total Return for the Period                              8.13%
                                                             ===========
ERV divided by P                                   1.0713

Raise to the power of                              1.2898

Equals                                             1.0928

Subtract 1                                         0.0928

Expressed as a percentage equals the
 Average Annualized Total Return                     9.28%
                                             ============

* Does not include sales charge for the period.
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                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

 MERRILL LYNCH MASSACHUSETTS MUNICIPAL BOND FUND OF MERRILL LYNCH MULTI-STATE
                       MUNICIPAL SERIES TRUST - CLASS C


Long term income generally based on yield to
 maturity times market value of each security               $1,507

Plus short term income accrued for the past
 thirty days                                                   236
                                                      ------------
Equals Total Income                                          1,743

Less expenses for the past thirty days                        -430
                                                      ------------
Equals net monthly income for yield calculation              1,313
                                                      ------------
Average shares outstanding for 30 days                      32,192

Times the Net Asset Value                                    10.46
                                                      ------------
Equals total dollars                                      $336,723
                                                      ============
Net monthly income divided by total dollars equals     0.003899346

Add 1                                                  1.003899346

Raise to the power of 6                                1.023625342

Subtract 1                                             0.023625342

Times 2                                                0.047250684

Expressed as a percentage equals the
 standardized yield for the 30 day period                     4.73%
                                                           =======

Tax Rate                                                     28.00%

X = 1 minus Tax Rate                                         72.00%

Standardized Yield divided by X equals
 Tax Equivalent Yield for 30 day period                       6.57%
                                                           =======